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                                                                     EXHIBIT 5.1





                                October 3, 1996




New Thousand Trails, Inc.
2711 Lyndon B. Johnson Freeway, Suite 200
Dallas, Texas  75234

          Re: Form S-4 Registration Statement of New Thousand Trails, Inc. Relating to 7,383,276 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as special counsel for New Thousand Trails, Inc. a Delaware corporation (the "Company), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 7,383,276 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on Form S-4 to be issued by the Company pursuant to the Agreement and Plan of Merger, dated as of September 30, 1996 (the "Merger Agreement"), between the Company and USTrails Inc., a Nevada corporation and sole stockholder of the Company ("USTrails"), pursuant to which USTrails will be merged (the "Merger") into the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") (all of such shares of Common Stock are herein collectively referred to as the "Shares").

          In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

          For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

          (1)  The Merger Agreement;

          (2) The Certificate of Incorporation of the Company, as amended to date;
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New Thousand Trails, Inc.
October 3, 1996
Page 2


          (3)  The Bylaws of the Company, as amended to date;

          (4) Minutes of meetings of the Company's Board of Directors at which action was taken with respect to the transactions covered by this opinion and minutes of other corporate proceedings; and

          (5) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

          On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that, assuming (i) the satisfaction (or waiver if permitted) of all of the conditions to the Merger set forth in the Merger Agreement, including, but not limited to, the condition that the stockholders of the Company and USTrails duly approve the Merger Agreement, (ii) a Certificate of Ownership and Merger is filed with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law and Articles of Merger are filed with the Secretary of State of Nevada in accordance with the Nevada General Corporation Law, and (iii) the surrender of certificates representing the outstanding shares of USTrails common stock in accordance with the procedures described in the Registration Statement, the Shares when issued and delivered to the former stockholders of USTrails as described in the Registration Statement will be validly issued, fully paid and nonassessable.

          This opinion is limited to the present corporate laws of the State of Delaware, the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof. This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,


                              /s/ Gibson, Dunn & Crutcher LLP
                              -------------------------------
                              GIBSON, DUNN & CRUTCHER LLP

IFS/EJC